UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004 (November 29, 2004)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – Entry into a Material Definitive Agreement

On November 29, 2004, Nationwide Financial Services, Inc. (NFS) received acceptance of its offer letter agreement with Keith I. Millner for employment commencing January 3, 2005 as Senior Vice President for the In-Retirement business segment. The following is a description of the material terms of Mr. Millner’s offer letter:

Pursuant to the offer letter, NFS will pay Mr. Millner a base salary of $285,000 per year, and he will be eligible to be considered for an annual incentive bonus with a target amount equal to 55% of his base salary. The payout is determined based on business unit and individual performance. His annual incentive bonus for 2005 (payable in 2006) is guaranteed at not less than $156,750.

Mr. Millner will receive a long-term incentive award opportunity with a total target opportunity of $203,200 as follows: (i) non-qualified stock options for NFS Class A Common Stock valued at $101,600, which options will vest one-third on each of the first three anniversary dates of the grant and have a ten-year term; and (ii) a Nationwide Value Added annual target award of $101,600 for 2005. One-third of the actual award earned will be paid at the end of the 2005 performance period if NFS and certain of its affiliates satisfy pre-established economic value added and adjusted net income after capital charge performance targets. The remaining two-thirds of the actual award earned will be carried forward. The long-term incentive award opportunity is subject to approval by the Compensation Committee of the NFS Board of Directors.

In addition, Mr. Millner received a sign-on incentive of $110,000, of which $55,000 is payable within thirty (30) days of his start date with the remaining $55,000 payable on July 1, 2005 if he is employed in good standing on that date. Further, Mr. Millner will receive on his date of hire (i) shares of NFS restricted stock worth $200,000, vesting 25% per year and (ii) non-qualified stock options for NFS Class A Common Stock valued at $75,000, which options will vest in thirds each year and with a ten-year term.

Mr. Millner’s employment with NFS is at-will and may be terminated by NFS at any time with or without cause. If his employment with NFS is terminated for reasons other than gross misconduct, fraud, ethical or criminal violations, or violations of corporate policy, NFS is obligated to pay him severance payments up to one (1) year base salary and executive out-placement services.

Finally, Mr. Millner will receive additional benefits comparable to officers at his level as detailed in his offer letter.

ITEM 8.01 – Other Events

On December 3, 2004, NFS issued a press release announcing that its board of directors has elected Keith I. Millner as Senior Vice President for the In-Retirement business segment and that Millner will join NFS effective January 3, 2005. Millner will be responsible to the development of the new segment, which NFS formed in May.

ITEM 9.01 – Financial Statements and Exhibits

(c)  Exhibits.

Exhibit 10.1    Offer Letter for Keith Millner dated November 19, 2004

Exhibit 99.1    Press release dated December 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: December 3, 2004	/s/ M. Eileen Kennedy
M. Eileen Kennedy
Senior Vice President — Chief Financial Officer